Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment to the Registration Statement on Form SB-2 of our report dated March 20, 2009 relating to the financial statements of International Surf Resorts, Inc., which appears on page 55 for the year ended December 31, 2008, and to the reference to our firm under the caption “Experts” in the Prospectus.

Mendoza Berger & Company, LLP

/s/ Mendoza Berger & Company, LLP

Irvine, California

July 14, 2010